UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

_________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 2, 2018

RADISYS CORPORATION
(Exact name of registrant as specified in its charter)

Oregon	0-26844	93-0945232
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5435 NE Dawson Creek Drive
Hillsboro, Oregon	97124
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (503) 615-1100

No Change
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company	[ ]
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.
The disclosure set forth below in Item 5.02 relating to Mr. M. Niel Ransom’s resignation from the Board of Directors (the “Board”) of Radisys Corporation, an Oregon corporation (the “Company”), is incorporated herein by reference.
On July 3, 2018, the Company notified The Nasdaq Stock Market (“Nasdaq”) that, due to Mr. Ransom’s resignation from the Board, the Company would temporarily not comply with Nasdaq Listing Rule 5605(c)(2)(A), which requires the audit committee of a Nasdaq-listed company to have a minimum of three members. In the Company’s notice to Nasdaq, the Company also informed Nasdaq that it intends to rely upon the cure period provided by Nasdaq Listing Rule 5605(c)(4)(B), which generally provides for a cure period until the earlier of the next annual shareholders meeting or one year from the occurrence of the event that caused the failure to comply.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On July 2, 2018, Mr. Ransom resigned as a director of the Company due to other board commitments and obligations. Mr. Ransom advised the Company that there were no disagreements with the Company on any matter relating to its operations, policies or practices.
Effective upon the resignation of Mr. Ransom as a director, the size of the Board was reduced from four to three directors.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RADISYS CORPORATION
Date:	July 5, 2018	By:	/s/ Jonathan Wilson
Jonathan Wilson
Chief Financial Officer and Vice President of Finance (Principal Financial and Accounting Officer)